EXHIBIT 99

NEWS

Contact: Daniel O. Wilds
SCOLR, INC. (425) 418-9391
danowild@aol.com

SCOLR, INC.

SCOLR Expands Management Team to Accelerate
Its Controlled Release Technology

REDMOND, WA., AUG. 8, 2003 — SCOLR, Inc. (OTC BB: SCLL) announced today the appointment of Daniel O. Wilds to the positions of President and Chief Executive Officer and a member of its Board of Directors.

Mr. Wilds is a senior executive who brings to SCOLR an extensive operating background as well as special skills structuring corporate partnerships, collaborations and licenses. His thirty years of healthcare industry experience includes 24 years at Baxter International where he served as Vice-President of Corporate Alliances and as President of two key divisions of that company. Mr. Wilds has also served as President and CEO of three early stage health care companies.

David Howard, former President and Chief Executive Officer of SCOLR, will assist the Company by heading a new Advisory Task Force for the scientific and commercial advancement of the Company’s CDT controlled-release delivery platform. Mr. Howard will remain a member of the Company’s Board of Directors.

The appointment of Mr. Wilds and the establishment of a CDT commercial Task Force come at a time when SCOLR is accelerating its licensing and partnering activities in the controlled-release of both pharmaceuticals and non-prescription supplements. With the completion of its recent $5.3 million financing, the stabilization of its nutraceuticals business and the achievement of several critical milestones for its controlled-release CDT delivery technology, SCOLR is now positioned to aggressively pursue partnerships and collaborations with large corporate partners. SCOLR views its CDT technology as the key driver of its future enterprise value. While much application-specific testing remains to be done in pursuit of corporate partners and out-licensing opportunities, the commercial promise of this CDT controlled-release technology is already attracting the attention of important potential partners and licensees.

“I am pleased to be joining SCOLR’s Board of Directors and to have an opportunity to work with its management team,” stated Dan Wilds. “David Howard has made enormous progress in positioning SCOLR for future growth and I look forward to working with him to build upon his successes. Under David’s leadership, SCOLR has successfully formed separate nutraceuticals and controlled-delivery units, entered corporate partnerships and developed a promising patent estate in collaboration with Temple University. The Company’s CDT technology has reached critical milestones in demonstrating proof-of-

concept, and has been successfully integrated into products that are now generating revenue for the Company. As a Company, we now look forward to the pursuit of opportunities to integrate this controlled-release technology into both pharmaceuticals and high-volume consumer products.”

Based in Redmond, Washington, SCOLR, Inc. is a biopharmaceutical company leveraging specialized knowledge, proprietary and patented products and technologies, such as the patented CDT Controlled Delivery Technology platform, to introduce distinctive and novel OTC products, prescription drugs and dietary supplements. SCOLR currently operates in two business segments – drug delivery and nutraceuticals. Its CDT drug delivery platform provides distinctive products with tangible benefits for the consumer and competitive commercial advantages for licensees. Established partnerships with pharmaceutical, OTC and natural products industry companies enable SCOLR to co-develop new products and to add value and protection to existing product franchises. For more information on SCOLR, please call 1.800.548.3222 or visit http://www.SCOLR.com/.

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company’s ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the Company’s product development partners, the ability of the Company to meet its financial projections, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise.

CDT is a registered trademark of SCOLR, Inc. All rights are reserved.

8/8/03

# # #

4